Exhibit 10.6

Contract of Medical Technology Commissioned Service

Party A: Ulanqab Mengzhong Rehabilitation TCM Hospital Co., Ltd, address: No. 8 Building Happiness Commercial Plaza Xingfu Street Jining District Ulanqab City, unified social credit code: 91150900MA0MWCN51B, Liu Junfang – managing director of the foregoing company.

Party B: Longduoduo Health Technology Co., Ltd, address: No. 419 Floor 4th Multi-Use Building Erqing Hospital Ordos Street Yuquan District Hohhot City, Inner Mongolia Autonomous Region, unified social credit code: 91150104MA0QTDXG5T, legal representative: Zhang Liang – managing director of the foregoing company.

For the purpose of facilitating the implementation of “Great Health” medical technology service project in the Inner Mongolia, the Parties have, on the basis of fair resources, reached a consensus with respect to the medical service rendered by Party A to Party B in accordance with the Civil Code of the People’s Republic of China through negotiation, as follows:

I. Content of medical service

Medical services rendered by Party A to the natural persons designated by Party B shall include but not limit to: “Immunological Ozonated Autohemotherapy”, “Meridian-regulating and Consciousness-restoring Iatrotechnics”, “PRP”, “Relaxation therapy”, “Vegetative Nerve Regulation” and “Conventional Therapy” etc.

II. Term of cooperation

The term of medical service is determined as one year provisionally, from June 20, 2021 until June 19, 2022.

III. Rights, duties and obligations of Party A

1. Party A shall take charge of procurement and quality control for doctor resources and related medicines & consumables for this Project.

2. Party A shall render the medical services in strict accordance with national standards.

3. Party A shall control the medical risks. In case of any medical accident, Party A shall assume the compensation solely while Party B shall not bear any liability of compensation.

4. Party A is obliged to cooperate with Party B in completing the market exploitation.

5. Party A shall provide the rest room, waiting room and office (one floor) to related workers and designated patients of Party B.

6. Party A shall give the settlement receipt to Party B on a regular basis.

IV. Rights, duties and obligations of Party B

1. Party B shall assure the legitimacy of all businesses executed, be responsible for the development and benefits of both Parties and handle with all contradictions and disputes arising on the operation market. In such a case, Party A shall not assume any liability.

2. Provided that any patient designated by Party B enjoys the medical service rendered by Party A but the customer is not satisfied with the therapeutic effects and any dispute or compensation is claimed therefrom, Party B shall handle with it at its own discretion.

3. Party A is the sole hospital entrusted by Party B to render medical service in Ulanqab.

V. Settlement price for medical service project

1. Immunological Ozonated Autohemotherapy: Party B shall pay 800 Yuan to Party A for every minor course of treatment (5 times), 160 Yuan/ time on average (including all expenses), and pay 1,600 Yuan to Party A for every major course of treatment (10 times) (including all expenses);

2. Meridian-regulating and Consciousness-restoring Iatrotechnics: Party B shall pay 900 Yuan/ time to Party A.

3. Blood Thinning Program: Party B shall pay 88 Yuan/ time to Party A.

4. PRP, 7-day Relaxation therapy, Vegetative Nerve Regulation and Faradization (after the customers of Party B completing the foresaid treatment programs, Party A will collect 50% of the total expenses only).

5. With regard to the testing items associated with the foregoing programs, Party A will collect 67% of the total expenses.

6. In the event that the patient designated by Party B is hospitalized or receives the outpatient services (physical therapy and medicines), Party A will collect 90% of the total expenses.

VI. Termination

1. Provided that Party B engages in any improper false advertising, high expense collection and such acts that may seriously affect Party A’s interests, Party A is entitled to terminate the Contract unilaterally.

2. Where Party A collects any fee at the amount lower than the medical service price as agreed hereunder, Party B is entitled to terminate this Contract.

3. In the event that either Party intends to terminate the cooperation before expiration, the other Party shall be informed one month in advance, for negotiation.

VII. Liabilities for breach of contract

1. Party A shall strictly follow the foregoing provisions and in case of any violation, compensate Party B for all actual economic losses arising therefrom.

2. Party B shall strictly follow the foregoing provisions and in case of any violation, compensate Party A for all actual economic losses arising therefrom.

VIII. Settlement of disputes

This Agreement is governed by laws of the People’s Republic of China. If there is any dispute, both Parties shall solve through friendly negotiation; if negotiation fails, either Party is entitled to submit it to the local people’s court of Jining District Ulanqab City for litigation.

IX. This Agreement is made in duplicate and shall come into force as from the date when both Parties sign their names on it. The supplementary agreement shall have the same effect with this Agreement.

X. Both Parties are willing to conclude this Agreement and have read & understood, and agreed to be bound by all provisions herein.

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On behalf of

Party A: Ulanqab Mengzhong Rehabilitation Hospital Co., Ltd (seal)

Legal representative or authorized agent: Liu Junfang (signature)

Date: June 20, 2021

On behalf of

Party B: Longduoduo Health Technology Co., Ltd (seal)

Legal representative or authorized agent: Zhang Liang (signature)

Date: June 20, 2021

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Supplementary agreement:

WHEREAS, the Parties concluded the Contract of Medical Technology Commissioned Service on June 20, 2021. Item 5 of Article III – Rights, duties and obligations of Party A of the original contract, “Party A shall provide the rest room, waiting room and office (one storey) to related workers and designated patients of Party B”, is now defined as follows:

1. Rest room, waiting room and office provided by Party A to related workers and designated patients of Party B means the entire 5th floor of Mengzhong Rehabilitation Hospital at No. 8 Building Happiness Commercial Plaza Xingfu Street Jining District Ulanqab City, Inner Mongolia Autonomous Region, with the area of 600 m2 approximately.

2. Occupation period of the foresaid premises by Party B shall be same as the term of cooperation as defined in the master contract concluded by and between both Parties. Provided that the cooperation agreement is extended, the occupation period will be automatically extended as per the master contract, to the period same as the cooperation agreement, unless otherwise stated.

3. During the occupation period, the foresaid premises shall be used by Party B at no cost, and all utilities and expenses for gas and heating etc. shall be borne by Party A.

On behalf of Party A: Ulanqab Mengzhong Rehabilitation Hospital Co., Ltd (seal)	On behalf of Party B: Inner Mongolia Tianju Health Consulting Co., Ltd (seal)

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Agreement for Medical Service Project Handover

Party A: Longduoduo Health Technology Co., Ltd

Legal Representative: Zhang Liang

Party B: Inner Mongolia Tianju Health Consulting Co., Ltd

Legal Representative: Li Yuqing

In accordance with the Contract Law of the People’s Republic of China, the Parties have, on the basis of mutual benefits, reached the following agreement through friendly negotiation, for mutual compliance.

I. Content:

1. Party A signed the Contract of Medical Technology Commissioned Service (hereinafter referred to as “the Original Agreement”) with Ulanqab Mengzhong Rehabilitation TCM Hospital Co., Ltd (hereinafter referred to as “Mengzhong Hospital”) on June 20, 2021. Party B is a holding subsidiary of Party A and there is no substantial business for Party A. upon establishment of Party B – a subsidiary of Party A, Party A plans to hand all businesses within the area defined in the Original Agreement over to Party B for operation. Now therefore, Party A delivers all rights and obligations under the Original Agreement to Party B for exercise and fulfillment.

2. Party B shall handle with all business transactions with Mengzhong Hospital instead of Party A.

II. This Agreement shall come into force as from the date when legal representatives or authorized agents of both Parties sign their names and affix seals on it. This Agreement is made in duplicate and each Party holds one copy.

III. All matters unmentioned herein shall be determined by both Parties through negotiation and the supplementary agreement shall be concluded with respect to those matters. Supplementary agreement shall have the same legal effect with this Agreement.

On behalf of Party A: Longduoduo Health Technology Co., Ltd (seal)	On behalf of Party B: Inner Mongolia Tianju Health Consulting Co., Ltd (seal)
Legal Representative: Zhang Liang (signature)	Legal Representative: Li Yuqing (signature)

Date: July 05, 2021	Date: July 05, 2021

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